Exhibit 99.1

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612

TRIANGLE CAPITAL CORPORATION REPORTS FIRST QUARTER 2015 RESULTS AND ANNOUNCES NEW $300 MILLION SENIOR CREDIT FACILITY

RALEIGH, NC - May 6, 2015, Triangle Capital Corporation (NYSE: TCAP) (“Triangle” or the “Company”), a leading provider of capital to lower middle market companies, today announced its financial and operating results for the first quarter of 2015.

Highlights

•	Total Investment Portfolio: $877.4 million

•	Total Net Assets (Equity): $519.6 million

•	Net Asset Value Per Share (Book Value): $15.64

•	Weighted Average Yield on Debt Investments: 12.8%

•	Efficiency Ratio (G&A Expenses/Total Investment Income): 21.4%

•	Investment Portfolio Activity for the Quarter Ended March 31, 2015

▪	Cost of investments made during the period: $98.2 million

▪	Principal repayments (excluding PIK interest repayments) during the period: $90.0 million

▪	Proceeds related to the sale of equity investments during the period: $7.1 million

•	Non-Accrual Assets as a Percentage of Total Portfolio Cost/Fair Value: 6.1% / 2.7%

•	Financial Results for the Quarter Ended March 31, 2015

▪	Total investment income: $30.8 million

▪	Net investment income: $17.8 million

▪	Net investment income per share: $0.54

▪	Regular quarterly dividend per share: $0.54

▪	Supplemental dividend per share: $0.05

▪	Net realized gains: $3.3 million

▪	Net increase in net assets resulting from operations: $8.4 million

▪	Net increase in net assets resulting from operations per share: $0.25

In commenting on the Company’s results, Garland S. Tucker, III, Chairman and Chief Executive Officer, stated, “We are pleased that we were able to follow a strong fourth quarter of 2014 with another strong quarter to begin 2015.  A new record amount of investment income helped generate net investment income of $0.54 per share, and we made investments totaling approximately $98 million.  We remain confident in both the overall quality of our investment portfolio and the investment opportunities in the lower middle market for the remainder of 2015.”

First Quarter 2015 Results

Total investment income during the first quarter of 2015 was $30.8 million, compared to total investment income of $24.0 million for the first quarter of 2014, representing an increase of 28.0%. The Company’s increase in investment income was primarily attributable to an increase in portfolio debt investments from March 31, 2014 to March 31, 2015 and a $2.1 million increase in non-recurring fee and dividend income. These increases were partially offset by a $1.5 million decrease in investment income relating to non-accrual assets and a decrease in the weighted average yield on our debt investments from March 31, 2014 to March 31, 2015.

Net investment income during the first quarter of 2015 was $17.8 million, compared to net investment income of $13.8 million for the first quarter of 2014, representing an increase of 28.4%. Net investment income per share during the first quarter of 2015 was $0.54, based on weighted average shares outstanding during the quarter of 33.1 million, compared to $0.50 per share during the first quarter of 2014, based on weighted average shares outstanding of 27.8 million.

The Company’s net increase in net assets resulting from operations was $8.4 million during the first quarter of 2015, compared to $12.5 million during the first quarter of 2014. The Company’s net increase in net assets resulting from operations was $0.25 per share during the first quarter of 2015, based on weighted average shares outstanding of 33.1 million, compared to $0.45 per share during the first quarter of 2014, based on weighted average shares outstanding of 27.8 million.

Liquidity and Capital Resources

On May 4, 2015, Triangle closed a new $300.0 million senior credit facility (“Credit Facility”), which replaced the Company’s existing $165.0 million senior credit facility.  The Credit Facility, which was jointly arranged by BB&T Capital Markets, ING Capital LLC and Fifth Third Bank, has an accordion feature which allows for an increase in the total borrowing size up to $350.0 million.  The Credit Facility’s availability period ends May 3, 2019, followed by a one-year amortization period with a final maturity date of May 3, 2020.  The interest rate for borrowings under the Credit Facility is LIBOR/CDOR plus 2.75%.  Including the effect of the new Credit Facility, the Company’s total pro forma liquidity as of March 31, 2015, was in excess of $350.0 million.

Commenting on the Company’s liquidity position, Steven C. Lilly, Chief Financial Officer of the Company, stated, “The new Credit Facility represents a significant step forward for Triangle as it provides us meaningful liquidity and optionality as we consider the most cost effective and appropriate method of funding new investment opportunities, as well as managing our existing balance sheet.  We are grateful to our partners at BB&T Capital Markets, ING Capital LLC and Fifth Third Bank for their leadership in arranging the new facility and we feel extremely fortunate that our bank syndicate contains such a strong group of seasoned lenders.”

In February 2015, the Company sold, in an underwritten public offering, $86.3 million in aggregate principal amount of 6.375% notes due 2022 resulting in net proceeds to the Company, after underwriting discounts and offering expenses, of $83.6 million. The notes will mature on March 15, 2022, and may be redeemed in whole or in part at any time or from time to time at the Company's option on or after March 15, 2018. The notes bear interest at a rate of 6.375% per year payable quarterly on March 15, June 15, September 15 and December 15 of each year, beginning March 15, 2015.

Dividend Information

On February 25, 2015, Triangle announced that its board of directors had declared cash dividends totaling $0.59 per share, consisting of a regular quarterly dividend of $0.54 per share and a supplemental dividend of $0.05 per share. The regular quarterly dividend was the Company’s 33rd consecutive quarterly dividend since its initial public offering in February, 2007. The record date for both the regular quarterly dividend and the supplemental dividend was March 11, 2015, and the payment date was March 25, 2015.

Recent Portfolio Activity

During the quarter ended March 31, 2015, the Company made three new investments totaling $79.2 million, debt investments in five existing portfolio companies totaling $16.6 million and equity investments in six existing portfolio companies totaling $2.4 million. The Company had six portfolio company loans repaid at par totaling $86.4 million resulting in realized gains totaling $1.1 million and received normal principal repayments and partial loan prepayments totaling $3.6 million. In addition, the Company received proceeds related to the sales of certain equity securities totaling $7.1 million and recognized net realized gains on such sales totaling $2.2 million.

New investment transactions which occurred during the first quarter of 2015 are summarized as follows:

In January, 2015, the Company made a $22.0 million investment in Nomacorc, LLC (“Nomacorc”) consisting of subordinated debt and equity. Nomacorc, a North Carolina based company, is the world’s largest producer of synthetic wine corks.

In February, 2015, the Company made a $32.1 million investment in NB Products, Inc. (“NBP”) consisting of subordinated debt and equity. NBP is a designer and distributor of branded and private label products, primarily high-performance work apparel and accessories.

In March, 2015, the Company made a $25.0 million subordinated debt investment in HTC Borrower, LLC (“HTC”). HTC designs, markets and distributes branded hunting and outdoor clothing, equipment and accessories online and through independent retailers

New portfolio investments subsequent to quarter end are summarized as follows:

In April, 2015, the Company made a $15.0 million subordinated debt investment in Radiant Logistics, Inc. (“Radiant”). Radiant is a non-asset based transportation and logistics company providing domestic and international freight forwarding services and an expanding array of value-added solutions, including customs and property brokerage, order fulfillment, inventory management and warehousing.

Conference Call to Discuss First Quarter 2015 Results

Triangle has scheduled a conference call to discuss first quarter 2015 operating and financial results for Thursday, May 7, 2015, at 9:00 a.m. (Eastern Time).

To listen to the call, please dial 877-312-5521 or 253-237-1143 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until May 11, 2015. To access the replay, please dial 855-859-2056 or 404-537-3406 and enter the passcode 24407148.

Triangle’s quarterly results conference call will also be available via a live webcast on the investor relations section of its website at http://ir.tcap.com/events.cfm. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until June 5, 2015.
About Triangle Capital Corporation
Triangle Capital Corporation (www.TCAP.com) invests capital in established companies in the lower middle market to fund growth, changes of control and other corporate events. Triangle offers a wide variety of investment structures with a primary focus on mezzanine financing with equity components. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions. Triangle typically invests $5.0 million - $35.0 million per transaction in companies with annual revenues between $20.0 million and $200.0 million and EBITDA between $5.0 million and $35.0 million.
Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 ("1940 Act"). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NYSE, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.
Forward Looking Statements
This press release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company's control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future and some of these uncertainties are enumerated in Triangle’s filings with the Securities and Exchange Commission. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, each as filed with the Securities and Exchange Commission. Copies are available on the SEC’s website at www.sec.gov and stockholders may receive a hard copy of the completed audited financial statements free of charge upon request to the Company at 3700 Glenwood Avenue, Suite 530,

Raleigh, NC 27612. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.
Contacts

Sheri Blair Colquitt
Vice President, Investor Relations
919-719-4784
scolquitt@tcap.com

Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com

TRIANGLE CAPITAL CORPORATION
Consolidated Balance Sheets

	March 31, 2015	December 31, 2014
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $686,166,666 and $717,233,688 at March 31, 2015 and December 31, 2014, respectively)	$651,682,278	$693,312,886
Affiliate investments (cost of $210,307,952 and $175,182,171 at March 31, 2015 and December 31, 2014, respectively)	213,255,812	178,935,236
Control investments (cost of $29,636,763 and $29,636,763 at March 31, 2015 and December 31, 2014, respectively)	12,473,000	14,975,000
Total investments at fair value	877,411,090	887,223,122
Cash and cash equivalents	111,763,958	78,759,026
Interest and fees receivable	7,205,672	7,409,105
Prepaid expenses and other current assets	615,625	438,861
Property and equipment, net	115,427	108,753
Total assets	$997,111,772	$973,938,867
Liabilities:
Accounts payable and accrued liabilities	$3,113,643	$7,144,673
Interest payable	1,435,372	3,365,237
Taxes payable	56,002	2,506,031
Deferred income taxes	3,208,718	3,363,669
Borrowings under credit facility	20,323,357	61,389,306
Notes	229,425,841	145,646,224
SBA-guaranteed debentures payable	219,933,391	219,697,098
Total liabilities	477,496,324	443,112,238
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 33,225,627 and 32,950,288 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively)	33,226	32,950
Additional paid in capital	542,136,742	542,119,994
Investment income in excess of distributions	10,976,071	12,926,514
Accumulated realized gains	15,729,070	12,464,699
Net unrealized appreciation (depreciation)	(49,259,661)	(36,717,528)
Total net assets	519,615,448	530,826,629
Total liabilities and net assets	$997,111,772	$973,938,867
Net asset value per share	$15.64	$16.11

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Operations

	Three Months Ended	Three Months Ended
	March 31, 2015	March 31, 2014
Investment income:
Loan interest, fee and dividend income:
Non-Control / Non-Affiliate investments	$21,784,751	$16,507,765
Affiliate investments	4,944,559	3,576,791
Control investments	100,000	145,360
Total loan interest, fee and dividend income	26,829,310	20,229,916
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	2,728,323	2,997,777
Affiliate investments	1,169,001	730,657
Control investments	—	5,987
Total payment-in-kind interest income	3,897,324	3,734,421
Interest income from cash and cash equivalent investments	52,936	74,608
Total investment income	30,779,570	24,038,945
Operating expenses:
Interest and other financing fees	6,432,455	5,139,512
General and administrative expenses	6,577,536	5,056,092
Total operating expenses	13,009,991	10,195,604
Net investment income	17,769,579	13,843,341
Realized and unrealized gains (losses) on investments and foreign currency borrowings:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	3,236,669	272,201
Affiliate investments	27,702	—
Control investments	—	(208,553)
Net realized gains (losses)	3,264,371	63,648
Net unrealized appreciation (depreciation):
Investments	(13,715,840)	(1,498,470)
Foreign currency borrowings	1,173,707	360,535
Net unrealized appreciation (depreciation)	(12,542,133)	(1,137,935)
Net realized and unrealized gains (losses) on investments and foreign currency borrowings	(9,277,762)	(1,074,287)
Provision for taxes	(137,875)	(266,555)
Net increase in net assets resulting from operations	$8,353,942	$12,502,499
Net investment income per share—basic and diluted	$0.54	$0.50
Net increase in net assets resulting from operations per share—basic and diluted	$0.25	$0.45
Dividends/distributions paid per share:
Regular quarterly dividends/distributions	$0.54	$0.54
Supplemental dividends/distributions	0.05	0.15
Total dividends/distributions	$0.59	$0.69

Weighted average number of shares outstanding—basic and diluted	33,099,197	27,805,108

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Cash Flows

	Three Months Ended	Three Months Ended
	March 31, 2015	March 31, 2014
Cash flows from operating activities:
Net increase in net assets resulting from operations	$8,353,942	$12,502,499
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
Purchases of portfolio investments	(98,213,197)	(77,498,482)
Repayments received/sales of portfolio investments	97,094,750	51,808,786
Loan origination and other fees received	1,606,861	1,367,819
Net realized gain on investments	(3,264,371)	(63,648)
Net unrealized depreciation on investments	13,870,791	1,402,236
Net unrealized appreciation on foreign currency borrowings	(1,173,707)	(360,535)
Deferred income taxes	(154,951)	96,234
Payment-in-kind interest accrued, net of payments received	810,547	(1,472,204)
Amortization of deferred financing fees	511,864	397,944
Accretion of loan origination and other fees	(1,960,200)	(835,536)
Accretion of loan discounts	(133,149)	(346,201)
Accretion of discount on SBA-guaranteed debentures payable	46,222	45,230
Depreciation expense	15,169	9,652
Stock-based compensation	1,642,297	1,338,072
Changes in operating assets and liabilities:
Interest and fees receivable	203,433	1,549,819
Prepaid expenses and other current assets	(176,764)	(2,641,584)
Accounts payable and accrued liabilities	(4,031,030)	(5,750,369)
Interest payable	(1,929,865)	(1,924,058)
Taxes payable	(2,450,029)	(1,064,544)
Net cash provided by (used in) operating activities	10,668,613	(21,438,870)
Cash flows from investing activities:
Purchases of property and equipment	(21,843)	(25,552)
Net cash used in investing activities	(21,843)	(25,552)
Cash flows from financing activities:
Borrowings under credit facility	8,000,000	—
Repayments of credit facility	(48,000,000)	—
Proceeds from notes	83,565,582	—
Expenses related to public offering of common stock	(54,967)	—
Common stock withheld for payroll taxes upon vesting of restricted stock	(2,400,352)	(2,474,121)
Cash dividends/distributions paid	(18,752,101)	(18,527,556)
Net cash provided by (used in) financing activities	22,358,162	(21,001,677)
Net increase (decrease) in cash and cash equivalents	33,004,932	(42,466,099)
Cash and cash equivalents, beginning of period	78,759,026	133,304,346
Cash and cash equivalents, end of period	$111,763,958	$90,838,247
Supplemental disclosure of cash flow information:
Cash paid for interest	$7,644,734	$6,404,312
Summary of non-cash financing transactions:
Dividends/distributions paid through DRIP share issuances	$830,046	$707,290